As filed with the Securities and Exchange Commission on January 21, 2015

Registration No. 333-181766

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOMARIN PHARMACEUTICAL INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

68-0397820

(I.R.S. Employer Identification No.)

770 Lindaro Street

San Rafael, California 94901

(415) 506-6700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

G. Eric Davis

Senior Vice President, General Counsel

BioMarin Pharmaceutical Inc.

770 Lindaro Street

San Rafael, California 94901

(415) 506-6700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas R. Pollock

Paul Hastings LLP

55 Second Street, 24th Floor

San Francisco, California 94105

(415) 856-7047

Approximate date of commencement of proposed sale to the public:

Not applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF COMMON STOCK

BioMarin Pharmaceutical Inc., a Delaware corporation (the “Registrant”), filed a Registration Statement with the Securities and Exchange Commission (the “Commission”) on Form S-3 on May 30, 2012 (File No. 333-181766) (the “Shelf Registration Statement”) that registered an indeterminate number of the Registrant’s shares of common stock, par value $0.001 per share (the “Shares”), which may be offered from time to time. The Shelf Registration Statement was effective immediately upon filing. On June 5, 2012, in an underwritten public offering pursuant to the Prospectus Supplement dated May 31, 2012 (which supplemented the base prospectus included in the Shelf Registration Statement), the Registrant offered and sold 6,500,000 Shares.

The Registrant is filing this Post-Effective Amendment No. 1 (this “Amendment No. 1”) to the Shelf Registration Statement to deregister the Shares registered with the Commission on the Shelf Registration Statement that remain unsold as of the date of this Amendment No. 1. The Registrant hereby deregisters all of the Shares registered on the Shelf Registration Statement that have not been sold thereunder as of the date hereof, and terminates the effectiveness of the Shelf Registration Statement as the Registrant is not under an obligation to further continue to maintain its effectiveness.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on January 21, 2015.

BIOMARIN PHARMACEUTICAL INC.

By:	/s/ Daniel Spiegelman
	Name:	Daniel Spiegelman
	Title:	Executive Vice President, Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act of 1933, as amended.